Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made as of , 2023, and entered into by and between T1V, Inc. (the “Company”), and Michael Feldman (the “Executive”) (each a “Party,” or, collectively, the “Parties”) to be effective as of the date of the consummation of the Company’s initial public offering of common stock (the “IPO Effective Date”).

WHEREAS, the Company has employed the Executive and wishes to continue to employ him on the terms set forth in this Agreement; and

WHEREAS, Executive wishes to remain employed on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Past Agreements/Employment Term.

a) All past agreements of employment, oral or written, between the Company and Executive, shall, as of the IPO Effective Date, terminate and be of no further force or effect. For the avoidance of doubt, it is expressly stated that Executive remains entitled to any deferred wages, salary, bonuses or other cash compensation, any unreimbursed expenses, and any grants of equity or options, to which Executive became entitled under any past employment agreements.

b) The Company agrees to employ the Executive “at will” pursuant to the terms of this Agreement and the Executive agrees to be so employed. Nothing in this Agreement is intended to create a promise or representation of continued employment or employment for a fixed period of time. The period of time between the IPO Effective Date and the termination of the Executive’s employment shall be referred to as the “Term.”

2. Position and Duties.

a) Title. The Company hereby agrees to continue to employ the Executive to serve as the President and Chief Executive Officer of the Company, subject to the power of the Board of Directors of the Company (the “Board”) to expand, limit or otherwise alter such duties, responsibilities, title, position and authority.

b) Reporting Relationships and Duties. The Executive shall: (i) report to the Board; and (ii) be responsible for managing the business of the Company and shall have all duties, authorities, and responsibilities commensurate with those of persons in similar capacities in similarly sized companies, and such other duties, authorities, and responsibilities as may reasonably be assigned to the Executive by the Board. Additionally, if nominated to serve as a director of the Company, or of any Company affiliate, Executive shall accept such nomination and, if elected, shall serve as a director for no additional compensation beyond what is provided under this Agreement.

c) Full-Time Commitment/Policies. Throughout the Executive’s employment, the Executive shall devote substantially all of his professional time to the performance of his duties of employment with the Company (except as otherwise provided herein) and shall faithfully and industriously perform such duties. The Executive will be required to comply with all Company policies as may exist and be in effect from time to time.

d) Executive Representations. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets, proprietary information, or intellectual property in which any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person.

3. Compensation and Benefits.

a) Base Salary. In consideration for his work under the terms of this Agreement, the Company shall pay to the Executive a base salary at a rate of $200,000 (two hundred thousand Dollars) per year (“Base Salary”) in arrears on the last day of each month of the Term, or more frequently, in accordance with the regular payroll practices of the Company. The Base Salary shall be subject to such deductions and withholdings as are required by law and otherwise elected by the Executive. If the Term ends other than on the last day of a month the last salary payment shall be pro-rated based on the number of days in the month that have passed as of the date of termination. The Base Salary shall be reviewed annually by the Board.

b) Quarterly Bonus. In addition to the Base Salary, Executive will be eligible for a discretionary incentive bonus for each fiscal quarter of the Company. Whether the Executive is awarded any bonus for a given fiscal quarter, and the amount of the bonus (if any), will be determined by the Board in its sole discretion based on the Company’s achievement of objective or subjective criteria established by the Board. The bonus for a given fiscal quarter will be paid within forty-five (45) days after the close of that fiscal quarter, and the Executive must remain actively employed by the Company at the time of payment in order to earn the bonus for that fiscal quarter. The determination of the Board with respect to the Executive’s bonus will be final and binding.

c) Stock-Based Compensation Awards. The Company may, from time to time and in its sole and absolute discretion, grant Executive stock based compensation awards subject to the terms of the T1V, Inc. 2023 Equity Incentive Plan (the “Equity Plan”). Executive shall be responsible for all income taxes imposed as a result of such grants except the Company’s share of FICA taxes.

d) Benefits. Executive shall be eligible for any fringe benefits offered by the Company on the same terms and conditions as other executives.

e) Paid Time Off. Executive shall be entitled to paid vacation days and paid sick days in accordance with the Company’s policies. Executive shall also be entitled to paid time off on holidays recognized by the Company. The Company shall not pay Executive for accrued and unused vacation or sick days when Executive’s employment terminates for any reason.

4. Termination of Employment.

a) Notice of Termination. A party may terminate Executive’s employment by giving written notice of such termination in accordance with the notice provisions of this Agreement. Termination will become effective upon a party’s receipt of notice of termination.

b) Termination for Any Reason. In the event the Executive’s employment terminates for any reason, then: (i) the Company shall pay to the Executive the Base Salary earned through the date of termination; (ii) the Company shall reimburse the Executive for any expenses incurred through the date of termination for which the Executive is entitled to reimbursement; (iii) the Executive’s rights under any benefit plans, programs, or arrangements of the Company shall be determined in accordance with the provisions thereof; and (iv) any stock-based compensation grants shall be governed by the terms of the Equity Plan or any other deferred compensation plan that applies to such stock-based compensation. The items in subparagraphs (i) – (iv) are referred to hereinafter as the “Accrued Amounts.” For the avoidance of doubt, in the event that the Executive’s employment is terminated by the Company without Cause, or Executive resigns for Good Reason, then Executive will be entitled, without duplication, to the additional amounts as set forth in, and pursuant to the term of, Section 3(c).

c) Termination Without Cause, Resignation for Good Reason. In the event the Executive’s employment is terminated by the Company without Cause, or Executive resigns for Good Reason, then the Company shall provide the Executive with: (i) the Accrued Amounts; (ii) severance pay in the form of twelve months’ base salary paid over a twelve-month period and reimbursement of group health insurance premiums for twelve months if Executive is eligible to continue Executive’s group health benefits under COBRA or any state law equivalent and elects to do so (“Severance Pay”). Executive’s receipt of Severance Pay is subject to: (x) Executive’s written resignation from any officer positions, but not from the Board, effective within five (5) days after Executive’s employment terminates; and (y) the Executive’s execution and delivery of a release of claims in favor of the Company, its affiliates, and their respective agents, officers, and directors, in the form annexed hereto as Exhibit “A” (the “Release”) and such Release becoming effective within forty-five (45) days following the Termination Date (such 45-day period, the “Release Execution Period”). Severance payments will be made beginning seven (7) days after any revocation period in the Release has expired and the first such payment shall include all payments that would have occurred had the Release become effective on the date Executive’s employment terminated.

d) Cause. The term “Cause” means Executive’s: (i) gross and willful misconduct in connection with the performance of his duties and responsibilities; (ii) commission of fraud or embezzlement in connection with his duties hereunder; (iii) material misrepresentation or a material act of dishonesty in connection with his duties hereunder; (iv) conviction of, or a plea of guilty or nolo contendere to, a felony, or a misdemeanor involving moral turpitude; (v) willful and repeated refusal or failure to follow specific, lawful, directions of the Board that are consistent with his position and this Agreement; or (v) the Company’s reasonable determination that Executive has engaged in: (a) unlawful discriminatory harassment of an employee; (b) unlawful retaliation against an employee for exercising rights protected under applicable law, or (c) the material breach of this Agreement that causes material damage to the Company.

e) Notice and Cure of Cause Condition. Except for a failure, breach, or refusal which, by its nature, is not reasonably susceptible of cure, the Executive shall have thirty (30) calendar days from the delivery of written notice by the Company, which notice shall describe in reasonable detail the conduct alleged to constitute Cause, within which to cure any acts constituting Cause. The Company may place the Executive on paid leave for up to forty (40) days while it is determining whether there is a basis to terminate the Executive’s employment for Cause. The Executive shall continue to be entitled to all compensation and benefits during any such paid leave. Any such action by the Company will not constitute Good Reason.

f) Good Reason. The term “Good Reason” means: (i) the material breach by the Company of any material provision of this agreement; or (ii) reduction of Executive’s Base Salary; or (iii) material diminution in Executive’s title, position, duties, responsibilities or compensation or benefits, without Executive’s prior written consent; or (iv) the Company’s relocation of Executive’s office to a location more than 50 miles from the office Executive is required to report to as of the IPO Effective Date without the Executive’s prior written consent.

g) Notice and Cure of Good Reason Condition. In order to resign for Good Reason, Executive must give the Company written notice of the Good Reason condition within 90 days of when the Executive becomes aware of the Good Reason condition, allow the Company 30 days to cure the Good Reason condition, and, if the Company fails to cure, resign within 45 days after giving the Company written notice of the Good Reason condition.

h) Effect of Termination upon Benefits. Except for benefits under COBRA required to be provided by law, all benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive’s employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

5. Business Expenses. Upon presentation of reasonable substantiation and documentation as the Company may specify from time to time, the Executive shall be reimbursed in accordance with the Company’s expense reimbursement policy, for all reasonable out-of-pocket business expenses incurred and paid by the Executive during the Term and in connection with the performance of the Executive’s duties hereunder. To the extent the Executive is provided with the use of the Company’s credit or charge card for purposes of business expenses, such credit or charge card shall not be used to incur any personal (non-business-related) expenses; any personal expenses inadvertently charged to such card shall be reimbursed immediately by the Executive to the Company.

6. Confidentiality and Intellectual Property.

a) Confidential Information. The Executive acknowledges that the Executive will occupy a position of trust and confidence. The Company, from time to time, may disclose to the Executive, and the Executive will require access to and may generate confidential and proprietary information (no matter how created or stored) concerning the business practices, products, services, and operations of the Company which is not known to its competitors or within its industry generally and which is of great competitive value to it, including, but not limited to: (i) Trade Secrets, inventions, mask works, ideas, concepts, drawings, materials, documentation, procedures, diagrams, specifications, models, processes, formulae, source and object codes, data, software, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; (ii) information regarding research, development, products, marketing plans, market research and forecasts, bids, proposals, quotes, business plans, budgets, financial information and projections, overhead costs, profit margins, pricing policies and practices, accounts, processes, planned collaborations or alliances, licenses, suppliers and customers; (iii) operational information including deployment plans, means and methods of performing services, operational needs information, and operational policies and practices; and (iv) any information obtained by the Company from any third party that the Company treats or agrees to treat as confidential or proprietary information of the third party (collectively, “Confidential Information”). The Executive acknowledges and agrees that Confidential Information includes Confidential Information disclosed to the Executive prior to entering into this Agreement.

b) Trade Secrets. “Trade Secrets” means any information, including any data, plan, drawing, specification, pattern, procedure, method, computer data, system, program or design, device, list, tool, or compilation, that relates to the present or planned business of the Company and which: (i) derives economic value, actual or potential, from not being generally known to, and not readily ascertainable by proper means to, other persons who can obtain economic value from their disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of “trade secret” under applicable law, the latter definition shall control.

c) Restrictions On Use and Disclosure of Confidential Information. The Executive recognizes that the Company’s business interests require the full protection of its Confidential Information. The Executive agrees during his employment and after his employment ends, the Executive will hold the Confidential Information in strict confidence and will neither use the information nor disclose it to anyone, except to the extent necessary to carry out the Executive’s responsibilities as an employee of the Company or as specifically authorized in writing by a duly authorized officer of the Company. The Parties agree that the restrictions in this Section will not apply to any portion of the Confidential Information which: (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation or legal process (provided, if permitted, that the Executive provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking to protect such information). Nothing in this Agreement shall be deemed to prohibit the Executive from disclosing any concerns about suspected unlawful conduct to any proper government authority subject to proper jurisdiction. This provision shall survive the termination of the Executive’s employment for so long as the Company maintains the secrecy of the Confidential Information and the Confidential Information has competitive value; and to the extent such information is otherwise protected by statute for a longer period, for example and not by way of limitation, the Defend Trade Secrets Act of 2016 (“DTSA”), then until such information ceases to have statutory protection.

d) Defend Trade Secrets Act. Misappropriation of a Trade Secret of the Company in breach of this Agreement may subject the Executive to liability under the DTSA, entitle the Company to injunctive relief, and require the Executive to pay compensatory damages, double damages, and attorneys’ fees to the Company. Notwithstanding any other provision of this Agreement, the Executive hereby is notified in accordance with the DTSA that the Executive will not be held criminally or civilly liable under a federal or state law for the disclosure of a trade secret that is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and use the trade secret information in the court proceeding, provided that the Executive must file any document containing the trade secret under seal, and must not disclose the trade secret, except pursuant to court order.

e) Ownership of Inventions. All ideas, data, deliverables, reports, work products, innovations, improvements, know-how, inventions, designs, developments, techniques, methods and other results of the Executive’s employment with the Company (in draft and final forms), and all related documentation (such as, but not limited to, notes, records, documents, drawings, and designs), which the Executive makes, conceives, reduces to practice, or develops in whole or in part, either alone or jointly with others, in connection with his services to the Company or which relate to any Confidential Information (collectively, the “Inventions”) will be the sole and exclusive property of the Company , and will be considered “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101). The Executive hereby assigns to the Company or its designees all of the Executive’s right, title and interest in and to all of the foregoing without compensation. To the extent the Executive has any “moral rights” in the Inventions which are not assignable by law, the Executive hereby waives any such moral rights relating to the Inventions, including any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications. The Executive further represents that, to the best of the Executive’s knowledge and belief, none of the Inventions that the Executive creates will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm, or corporation, and that the Executive will use the Executive’s commercially reasonable efforts to prevent any such violation.

7. Covenants Not To Compete or Solicit.

a) Non-Competition. During the Term and for a period of twelve months immediately following the end of the Term, Executive shall not, anywhere within the United States, either as principal, agent, employee, consultant, partner, officer, director, shareholder, or in any other individual or representative capacity, own (more than 5%), manage, finance, operate, control or otherwise engage or participate in any manner or fashion in any business engaged in the same or similar business as the Company, including those engaged in the business of researching, developing, marketing, commercializing, selling, providing customer and technical support for and distributing interactive visual collaboration solutions, including hardware and software products for large format multi-touch touch-screen devices and visual collaboration devices for use in corporate, healthcare, educational, retail and direct to consumer settings.

b) Non-Solicitation of Personnel. During the Term, and for a period of twelve (12) months immediately following the end of the Term, the Executive shall not, directly, or indirectly, solicit, induce, recruit, or encourage any Protected Personnel of the Company to leave their employment, or end their engagement with the Company, to provide services for the Executive or any other person, business, or organization. “Protected Personnel” means: (i) any person currently employed or engaged as an independent contractor by the Company; and (ii) any former employee or independent contractor of the Company, for a period of three (3) months after termination of such employee’s employment, or independent contractor’s engagement, with the Company.

8. Return of Property. On the date of the Executive’s termination of employment with the Company for any reason (or at any time prior thereto at the Company’s request), the Executive shall return all property belonging to the Company or its affiliates and not retain any copies, including, but not limited to, any keys, access cards, badges, laptops, computers, cell phones, wireless electronic mail devices, USB drives, other equipment, documents, reports, files, and other property provided by or belonging to the Company or the Company.

9. Non-Disparagement. During the Executive’s employment and following termination of employment for whatever reason, the Executive shall not, directly, or indirectly, make or publish denigrating or derogatory remarks, comments, or statements (whether written or oral) in any forum or through any medium of communication regarding the Company, its services, or any of its owners, managers, officers, employees, or consultants. Notwithstanding the foregoing, nothing in this section shall or shall be deemed to prevent or impair the Executive from making truthful statements in any legal or administrative proceeding or from otherwise complying with legal requirements.

10. Enforcement. The Parties agree that the Funds may be damaged irreparably in the event that any provision of Sections 6, 7, 8, or 9 of this Agreement are not performed in accordance with their terms or are otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, notwithstanding Section 18 (Arbitration), any Party shall be entitled to seek, in courts of the State of North Carolina, County of Mecklenburg, and the United States District Court for the Western District of North Carolina, a temporary restraining order, preliminary injunction, or other preliminary equitable relief, to prevent any breach or threatened breach of this Agreement and to preserve the status quo (without posting a bond or other security) until an arbitration of the underlying dispute can be held.

11. Survival of Provisions. The obligations contained in Sections 6 through 10, 12, 18 and 20 of this Agreement shall survive the termination of the Executive’s employment with the Company and shall be fully enforceable thereafter.

12. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been given when delivered by email with return receipt requested, upon the obtaining of a valid return receipt from the recipient, by hand or mailed by nationally recognized overnight delivery service, addressed to the Parties’ addresses specified below or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt:

To the Company:

T1V, Inc.

Attn: Board of Directors

5025 West W.T. Harris Boulevard, Suite A

Charlotte, NC 28269

With a copy (which shall not constitute notice) to:

Hutchison PLLC

701 Corporate Center Dr., Suite 250

Raleigh, NC 27607

Attn: John Rudd

Email: jrudd@hutchlaw.com

To the Executive:

Mr. Michael Feldman

[Address]

[Email]

13. Tax Matters.

a) Withholding. The Company may withhold from any and all amounts payable hereunder any such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

b) Code Section 409A. The payments described in this Agreement are intended either to comply with the requirements of Code Section 409A, to the extent they are subject to Code Section 409A, or to be exempt from such requirements, regulations, and guidance (where an exemption is available) and will be construed accordingly. Notwithstanding any other provision of this Agreement, the Parties agree that the Company has the right, to the extent the Company deems necessary or advisable, in its sole discretion, to unilaterally amend this Agreement to ensure that the payments hereunder comply with Section 409A. The Company is not responsible for and makes no representation or warranty whatsoever in connection with the tax treatment hereunder, and the Executive should consult his own tax advisor, including without limitation the applicability of Code Section 409A as to the tax effect of amounts payable to the Executive under this Agreement. In any case, the Executive shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Executive in connection with this Agreement (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold the Executive harmless from any or all of such taxes or penalties.

14. Assignment. The Executive may not assign any part of the Executive’s rights or obligations under this Agreement. The Executive agrees and hereby consents that the Company may assign this Agreement, without the consent of the Executive, to a parent company or affiliate, or to a third party that acquires or succeeds to the Company’s business, that the provisions hereof are enforceable against the Executive by such assignee or successor in interest, and that this Agreement shall become an obligation of, inure to the benefit of, and be assigned to, any such assignees or legal successors to the Company.

15. Headings. Titles or captions of sections or paragraphs contained in this Agreement are intended solely for the convenience of reference, and shall not serve to define, limit, extend, modify, or describe the scope of this Agreement or the meaning of any provision hereof. The language used in this Agreement is deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any person.

16. Severability. The provisions of this Agreement are severable. The unenforceability or invalidity of any provision or portion of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the full extent permitted by applicable law.

17. Governing Law; Venue. This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, shall be governed by, and construed in accordance with the laws of the State of North Carolina (without regard to its conflicts of laws provisions). Except as provided in Section 17 (Arbitration) of this Agreement, the Parties consent to the personal jurisdiction of the State of North Carolina and further agree to the exclusive jurisdiction of the courts of the State of North Carolina, County of Mecklenburg and the United States District Court for the Western District of North Carolina, as applicable, in connection with, or incident to, any dispute, claim, case, controversy or matter arising out of or relating to Executive’s employment or this Agreement, to the exclusion of the courts of any other state, territory or country. The Parties knowingly, willingly, and voluntarily, WAIVE ALL RIGHT TO TRIAL BY JURY in any such proceedings.

18. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, its enforcement, arbitrability or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions and Employee’s employment with the Company, including any alleged violation of statute, common law, or public policy, shall be submitted to final and binding arbitration before the American Arbitration Association (“AAA”) to be held in Charlotte, North Carolina, before a single arbitrator, in accordance with then-current AAA Employment Arbitration Rules. The arbitrator shall issue a written opinion stating the essential findings and conclusions on which the arbitrator’s award is based. Company will pay the arbitrator’s fees and arbitration expenses and any other costs unique to the arbitration hearing (recognizing that each side bears its own deposition, witness, expert and attorney’s fees and other expenses to the same extent as if the matter were being heard in court). If, however, any party prevails on a statutory claim that affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable attorneys’ fees and costs to the prevailing party. Any dispute as to who is a prevailing party and/or the reasonableness of any fee or costs shall be resolved by the arbitrator.

________ By initialing here, Executive acknowledges he has read this paragraph and agrees with the arbitration provision herein.

19. Directors’ and Officers’ Insurance. The Company or any successor to the Company shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage for the Executive on terms that are no less favorable than the coverage provided to directors and to similarly situated executives of the Company or any successor.

20. Waiver; Modification. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and a duly authorized officer of the Company. No waiver by either Party hereto at any time of any breach by the other Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

21. Recitals; Entire Agreement. The Recitals are hereby incorporated into this Agreement. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter contained herein and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof. No agreements, inducements, or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either Party which are not expressly set forth in this Agreement and the Transfer Agreement.

22. Counterparts. This Agreement may be executed in counterparts, and each executed counterpart shall have the efficacy of a signed original and may be transmitted by facsimile or email. Each copy, facsimile copy, or emailed copy of any such signed counterpart may be used in lieu of the original for any purpose.

IN WITNESS WHEREOF, the Parties hereto have executed this Executive Employment Agreement effective as of the IPO Effective Date.

T1V, INC.

By:
	Name:	Diane Thompson
	Title:	CFO

EXECUTIVE

Michael Feldman

EXHIBIT A

General Release and Covenant Not to Sue

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT:

1. Michael Feldman, (“Executive”), on Executive’s own behalf and on behalf of Executive’s descendants, dependents, heirs, executors and administrators and permitted assigns, past and present, in consideration for the amounts payable and benefits to be provided to Executive under that employment agreement dated as of ______________, 2023 (the “Employment Agreement”) by and between Executive and T1V, Inc. (“Company”), does hereby covenant not to sue or pursue any litigation or arbitration against, and waives, releases and discharges the Company, its assigns, affiliates, subsidiaries, parents, predecessors and successors, and the past and present employees, officers, directors, representatives and agents of any of them, including but not limited to the Company (collectively, the “Releasees”), from any and all claims, demands, rights, judgments, defenses, actions, charges or causes of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that Executive ever had, now has or shall or may have or assert as of the date of this General Release and Covenant Not to Sue against the Releasees relating to his employment with the Company or the termination thereof, or his service as an officer or director of the Company or of any subsidiary or affiliate of the Company, or the termination of such service, including, without limiting the generality of the foregoing, any claims, demands, rights, judgments, defenses, actions, charges or causes of action related to employment or termination of employment or that arise out of or relate in any way to the Age Discrimination in Employment Act of 1967, the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, all as amended, any claims under North Carolina laws, including, but not limited to, the Retaliatory Employment Discrimination Act, the North Carolina Persons with Disabilities Protection Act, the Equal Employment Practices Act, the Sickle Cell and Hemoglobin Trait Discrimination Act, the Genetic Testing and Information Discrimination Act, the Use of Lawful Products Discrimination Act, the AIDS and HIV Status Discrimination Act, the Jury Service Discrimination Act, the Military Service Discrimination Act, and any other Federal, state and local laws relating to discrimination on the basis of age, sex or other protected class, wages and hours, or leave from work, and all claims under Federal, state or local laws for express or implied breach of contract, wrongful discharge, defamation, intentional infliction of emotional distress, and any related claims for attorneys’ fees and costs; provided, however, that nothing herein shall release the Company from: (a) its obligation to pay the amounts, and provide the benefits, upon which this General Release and Covenant Not to Sue is conditioned; (b) any rights Executive may have to indemnification from claims by shareholders or third-parties under any law, charter, or by-laws (or similar documents) of, or any agreement with, any member of the Releasees; (c) any right or claim of contribution Executive may have with respect to any third-party claim; or (d) any insurance coverage under any directors’ and officers’ insurance or similar policies.

2. Executive further agrees that this General Release and Covenant Not to Sue may be pleaded as a full defense to any action, suit or other proceeding covered by the terms hereof that is or may be initiated, prosecuted, or maintained by Executive or Executive’s heirs or assigns.  Executive understands and confirms that Executive is executing this General Release and Covenant Not to Sue voluntarily and knowingly, but that this General Release and Covenant Not to Sue does not affect Executive’s right to claim otherwise under ADEA. In addition, Executive shall not be precluded by this General Release and Covenant Not to Sue from filing a charge with any relevant Federal, state, or local administrative agency, but Executive agrees to waive Executive’s rights with respect to any monetary or other financial relief arising from any such administrative proceeding.

3. In furtherance of the agreements set forth above, Executive hereby expressly waives and relinquishes any and all rights under any applicable statute, doctrine, or principle of law, restricting the right of any person to release claims that such person does not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected such person’s decision to give such a release.

4. In the event any of the Releasees brings a civil action or arbitration proceeding against Executive (other than a civil action or arbitration proceeding to enforce this General Release and Covenant Not to Sue) then this General Release and Covenant Not to Sue shall be of no further force and effect and Executive shall be permitted to bring claims against the Releasees that would have been otherwise barred by this General Release and Covenant Not to Sue.

5. This General Release and Covenant Not to Sue shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and to be performed entirely within such state without regard to principles of conflicts of laws, provided, however, that the arbitration provisions of the Employment Agreement shall be governed solely by the Federal Arbitration Act.

6. To the extent that Executive is forty (40) years of age or older, this paragraph shall apply. Executive acknowledges that Executive has been offered a period of time of at least forty-five (45) days to consider whether to sign this General Release and Covenant Not to Sue, which Executive has waived, and the Company agrees that Executive may cancel this General Release and Covenant Not to Sue at any time during the seven (7) days following the date on which this General Release and Covenant Not to Sue has been signed by all parties to this General Release and Covenant Not to Sue. To cancel or revoke this General Release and Covenant Not to Sue, Executive must deliver to the Company written notice stating that Executive is canceling or revoking this General Release and Covenant Not to Sue. If this General Release and Covenant Not to Sue is timely cancelled or revoked, none of the provisions of this General Release and Covenant Not to Sue shall be effective or enforceable and the Company shall not be obligated to make the payments to Executive or to provide Executive with the other benefits described in Section 4 of the Employment Agreement, and all contracts and provisions modified, relinquished or rescinded hereunder shall be reinstated to the extent in effect immediately prior hereto. Executive is hereby advised to seek legal counsel prior to signing this General Release and Covenant Not to Sue.

7. Executive acknowledges and agrees that Executive has entered this General Release and Covenant Not to Sue knowingly and willingly and has had ample opportunity to consider the terms and provisions of this General Release and Covenant Not to Sue.

IN WITNESS WHEREOF, the undersigned has caused this General Release and Covenant Not to Sue to be executed on this _____day of ________________, 20__.

Michael Feldman